EXHIBIT 10.67


                       SECOND AMENDMENT TO LEASE AGREEMENT
                       -----------------------------------


           THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of this 29th day of April, 2003, between THE SOMPHONE LIMITED PARTNERSHIP, a Nevada limited partnership ("Lessor"), and S & W OF LAS VEGAS, L.L.C., a Delaware limited liability company ("Lessee").

           WHEREAS, pursuant to that certain Lease With an Option to Purchase dated February 9, 1998 between Lessor and Lessee, as amended by that certain First Amendment to Lease Agreement dated May 8, 1998 between Lessor and Lessee (together, the "Original Lease") Lessor leased to Lessee certain property in Las Vegas, Nevada as more particularly described in the Original Lease;

           WHEREAS, Lessor and Lessee entered in to that certain letter dated February 6, 2003 (the "Side Letter"), which modified some of the terms of the Original Lease;

           WHEREAS, Lessor and Lessee desire to modify the terms of the Original Lease as more particularly set forth below;

           WHEREAS, the Original Lease, as amended by the Side Letter and this Amendment, shall hereinafter be referred to as the "Lease".

           NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

     1.    Terms.

           1.1 Except as otherwise defined herein, all terms used in this Amendment shall have the meanings provided in the Lease.

     2.    Fixed Rent.

           2.1 Paragraph 7(a) of the Original Lease shall be amended by deleting that portion of the chart setting forth the annual Fixed Rent for years 6 through 20, and replacing the same with the following chart:

           Year                Annual Rent
           ----                -----------
           6-10                $400,000
           11-20               $860,000

           2.2 Notwithstanding anything to the contrary contained in the Original Lease, from and after the date hereof, "Year 6" and each successive year during the Lease Term shall be deemed to begin on May 1 of the applicable year and end on April 30 of the following year.

           2.3 Paragraph 7(b) of the Original Lease shall be deleted in its entirety.


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     3.    Option to Purchase.

           3.1 Paragraph 24(a) of the Original Lease shall be deleted in its entirety and replaced with the following:

           "(a) Purchase Price and Down Payment:

                    (i) The purchase price for the Lease Property shall be the fixed amount set forth in the schedule below, as of the May 1 following each anniversary of the Lease Commencement Date (each, an "Anniversary"); however, if the closing of the Option occurs on a date prior to an Anniversary, the purchase price shall be adjusted by subtracting from the applicable purchase price a sum equal to (x) the applicable monthly adjustment amount set forth below times (y) the number of months prior to such Anniversary.

           Year      Purchase Price       Monthly Adjustment
           ----      --------------       ------------------
           6         $10,349,923          $20,827
           7         $10,729,274          $23,196
           8         $11,139,141          $25,655
           9         $11,580,632          $28,205
           10        $12,054,876          $30,849

For example, if the Option is exercised, and the Option closing occurs on August 10, 2004, then the purchase price shall be equal to $10,543,706, which amount is equal to the difference between (x) the purchase price on May 1, 2005 ($10,729,274) and (y) the monthly adjustment for the last eight (8) calendar months of year 7 of the Lease Term (8 times $23,196 = $185,568).

                    (ii) Beginning in year 6 of the Lease Term, in the event that Lessee exercises the Option, Lessee shall pay to Lessor at the closing a portion of the applicable purchase price as a down payment (the "Down Payment"), which shall be calculated in accordance with Paragraph 24(a)(iii) below, and upon receipt by Lessor of the Down Payment, the purchase price shall be deemed to have been paid to that extent. In the event that Lessee has not exercised the Option on or prior to the end of year 10 of the Lease Term, Lessee shall pay to Lessor at the end of such year 10 a sum of money equal to the then applicable Down Payment, which shall be non-refundable and shall be retained by Lessor; provided, however, that if the Option is later exercised, or if the Lessor's Put is exercised, then the purchase price shall be deemed to have been paid to the extent of the Down Payment.

                    (iii) The Down Payment shall be calculated as follows: (A) initially, the Down Payment shall be equal to the sum of $20,827 for the first month of year 6 of the Lease Term (i.e., May, 2003) and (b) thereafter, the Down Payment shall increase monthly by adding the applicable amount set forth on the schedule below:


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           Year           Monthly Increase of Down Payment
           ----           --------------------------------
           6              $20,827
           7              $23,196
           8              $25,655
           9              $28,205
           10             $30,849

For example, if the Option is exercised, and the Option closing occurs on August 10, 2004, then the Down Payment shall be equal to $342,708, which amount is equal to the sum of (x) the Down Payment Monthly Increment of $20,827 for each calendar month of year 6 (i.e., $249,924) plus (y) the Down Payment Monthly Increment of $23,196 for the first 4 calendar months of year 7 (i.e., $92,784)."

           3.2 Paragraph 24(b) of the Original Lease shall be deleted in its entirety and replaced with the following:

           "(b) Lessee may exercise the Option by giving not more than thirty
(30) days' written notice to Lessor notifying Lessor of its exercise."

           3.3 Paragraph 24(c) of the Original Lease shall be amended by replacing the last clause from the third and fourth line thereof with the following: "which Option Closing shall be no more than thirty (30) days after the date that notice thereof is given".

           3.4 Paragraph 24 of the Original Lease shall be amended by adding the following provision:

           "(h) In the event that Lessee exercises the Option, Lessor shall provide Lessee with purchase money financing (the "Lessor Loan") in the amount of the entire purchase price as applicable at the time of the Option closing, following Lessee's exercise of the Option, less the amount of the Down Payment. The Lessor Loan shall:

                    (i) bear interest at the rate of eight percent (8%) per annum;

                    (ii) be payable over ten (10) years with a twenty (20) year amortization schedule;

                    (iii) be prepayable in whole only (and not in part) at any time, provided that Lessee shall pay a prepayment fee equal to two percent (2%) of the outstanding principal balance of the Lessor Loan if the Lessor Loan is prepaid during the first five (5) years of the term of the Lessor Loan, or a prepayment fee equal to one percent (1%) of the of the outstanding principal balance of the Lessor Loan if the Lessor Loan is prepaid during remaining term of the Lessor Loan; and

                    (iv) contain a provision allowing for a release from the lien of the Lessor Loan of a portion of the most easterly portion of the Premises (the "Rear Property") as Lessee shall sell to a third party (the "Rear Property Sale"), provided (A) that Lessee shall pay to Lessor, in cash, at the closing of the Rear Property Sale, twenty five percent (25%) of the purchase price (after deducting any transfer taxes, broker's fees, legal fees and costs, and title and survey costs payable by Lessee) for the Rear Property, which 25% shall be applied by Lessor to reduce the outstanding


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


balance of the Lessor Loan and (B) the remaining portion of the Land following the Rear Property Sale shall be at least one (1) acre and shall have an appraised value of at least $10,000,000 as determined by a recognized real estate appraiser in Las Vegas. Such appraiser shall be selected by Lessor, subject to Lessee's approval, which approval shall not be unreasonably withheld.

Lessee shall execute and deliver that certain Note attached hereto as Exhibit C to evidence the Lessor Loan and that certain Deed of Trust attached hereto as Exhibit D to secure the Lessor Loan. All of the terms and conditions of the Lessor Loan shall be governed by the terms and conditions of such Note and Deed of Trust."

     4. Lessor's Put. Paragraph 26 of the Original Lease shall be deleted in its entirety and replaced with the following:

           "26.     Lessor's Put.

                    At any time from and after June 15, 2008, Lessor shall have the right to require Lessee to purchase the Lease Property for the then applicable purchase price set forth in Paragraph 24(a)(i) (the "Lessor's Put") payable in cash at closing by giving Lessee written notice of the Lessor's exercise of Lessor's Put. Lessee shall then have 2 months from the date of such notice to close the purchase of the Lease Property, and title to the Lease Property shall be conveyed to Lessee and title insurance for the Lease Property shall be provided in accordance with the terms and provisions of Paragraphs 24(d) and 24(e). Lessee agrees to use good faith efforts to cause the closing to occur as quickly as is reasonably practicable following the delivery of Lessor's notice. In the event that Lessor exercises its put option as provided in this Paragraph 26, Lessor shall be obligated to provide the Lessor Loan to Lessee."

     5.    Subordinate Encumbrances.

           5.1 Paragraph 9 of the Original Lease shall be amended by inserting the following words in the last sentence thereof prior to the period:
", and any new lease with any Leasehold Mortgagee entered into pursuant to Paragraph 41 hereof".

           5.2 The second unnumbered subparagraph of Paragraph 20 of the Original Lease is deleted and the following subparagraph is inserted in its place: "This Lease and any new lease entered into with a Leasehold Mortgagee pursuant to Paragraph 41, shall be superior to all encumbrances hereafter created and affecting fee title to the Land and to all fee mortgages. Any hypothecation or other encumbrance of Lessor's fee interest in the Premises, including any fee mortgage shall be subordinate to the Lease and to any such new lease entered into with a Leasehold Mortgagee."

     6. No Other Sale. Lessor shall not sell the Premises to any other party other than Lessee.

     7. Gift Certificates. During the Lease Term and during the term of the Lessor Loan, provided that S&W of Las Vegas, L.L.C. or an affiliate thereof is the Lessee under this Lease, Lessee shall provide Lessor, on a monthly basis, with ONE THOUSAND DOLLARS ($1,000) worth of gift certificates redeemable at Smith & Wollensky restaurants.


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     8.    Withdrawal of Option Notice. Lessor and Lessee hereby agree that the certain notice letter sent by Lessee to Lessor, dated August 26, 2002, shall be deemed withdrawn. Accordingly, Lessor and Lessee agree that the option to purchase contained in Paragraph 24 of the Original Lease was not exercised by Lessee, and Lessee (or Leasehold Mortgagee) shall continue to have the option to purchase the Premises as set forth in Paragraph 24 of the Original Lease, as modified by the terms of this Amendment.

     9.    Authority.

           9.1 The individual signing this Amendment on behalf of Lessee represents (a) that such individual is duly authorized to execute and deliver this Amendment on behalf of Lessee in accordance with the organizational documents of Lessee; (2) that this Amendment is binding upon Lessee; and (3) that Lessee is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

           9.2 The individual signing this Amendment on behalf of Lessor represents (a) that such individual is duly authorized to execute and deliver this Amendment on behalf of Lessor in accordance with the organizational documents of Lessor; (2) that this Amendment is binding upon Lessor; and (3) that Lessor is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

     10. Existing Leasehold Mortgagee. Lessor and Lessee acknowledge that pursuant to the deed of trust granted to the existing Leasehold Mortgagee, Lessee has collaterally assigned its rights under Paragraph 24 of the Original Lease to the existing Leasehold Mortgagee, and nothing set forth in this Amendment shall affect such rights granted to existing Leasehold Mortgagee, except that the rights of the Leasehold Mortgagee shall now extend to the provisions of Paragraph 24 as herein modified.

     11.   Miscellaneous.

           11.1 Except as modified, amended and supplemented by this Amendment, the terms, covenants and conditions of the Original Lease shall continue in full force and effect in accordance with their terms and are hereby ratified, confirmed and reaffirmed as if fully set forth herein.

           11.2 The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

           11.3 This Amendment shall be governed in all respects by the laws of the State of Nevada.

           11.4     This Amendment may be executed in counterparts.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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           IN WITNESS WHEREOF, Lessor and Lessee have respectively executed this
Amendment as of the day and year first above written.

Lessee:          S & W OF LAS VEGAS, L.L.C.,
                 a Delaware limited liability company

                 By: The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation, its Majority Member

                       By:  ______________________
                            James Dunn
                            Authorized Officer

Lessor:          THE SOMPHONE LIMITED PARTNERSHIP,
                 a Nevada limited partnership

                 By:  Monie Marie Incorporated,
                      a Nevada corporation, its General Partner

                      By:  _____________________
                           Pat P. Somphone
                           President

Guarantor's Consent:

      The Smith & Wollensky Restaurant Group, Inc., formerly known as The New York Restaurant Group, Inc. ("Guarantor") hereby (i) consents to the execution and delivery of this Amendment and (ii) confirms that the terms and conditions of that certain Guaranty dated February 9, 1998 by Guarantor shall remain in full force and effect with respect to the Lease, as amended by this Amendment.

                 The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation

                 By:  ______________________
                      James Dunn
                      Authorized Officer

Leasehold Mortgagee's Consent:

      Leasehold Mortgagee hereby consents to the execution and delivery of this Amendment.

                 Morgan Stanley Dean Witter Commercial Financial Services, Inc., a Delaware corporation

                 By:  ______________________
                      Name:
                      Title:


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